FOR IMMEDIATE RELEASE

Ciena Appoints Dino DiPerna and Brodie Gage to Executive Leadership Team

HANOVER, Md. – October 3, 2023 – Ciena® Corporation (NYSE: CIEN), a networking systems, services, and software company, today announced the promotion of Dino DiPerna and Brodie Gage to its Executive Leadership Team, reporting to President and CEO Gary Smith. The leadership appointments are designed to support Ciena’s continued growth through market leadership in optical technologies, increasing opportunities in IP/Optical convergence, and addressable market expansion in next-generation metro and edge applications.

DiPerna becomes Ciena’s Senior Vice President of Global Research & Development (R&D). In this role, he will direct the development of the company’s portfolio of Converged Packet Optical, Network Control and Planning, and Routing and Switching products and solutions. DiPerna most recently served as Ciena’s Vice President of R&D for the company’s optical product portfolio, which includes the industry-leading WaveLogic™ coherent technology. He joined Ciena in 2010 through its acquisition of Nortel’s optical business, where he held senior engineering roles for more than two decades. DiPerna has a bachelor’s degree in Electrical Engineering from McGill University.

Gage becomes Ciena’s Senior Vice President of Global Products and Supply Chain. He will oversee several critical functions, including Product Line Management, Global Supply Chain, and Solutions, Engineering, and Introduction (SE&I). Gage most recently served as Ciena’s Vice President of Product Line Management and Solutions since also joining the company in 2010. He previously held global leadership roles across engineering, marketing, business development, and product line management at Nortel. Gage earned a bachelor’s degree in Electrical Engineering from McGill University.

After 38 years in operational leadership roles at Nortel and Ciena, most recently as Senior Vice President of Ciena’s Global Products & Services organization, Scott McFeely has decided to transition to an advisory role on the company’s Executive Leadership Team, continuing to report to Gary Smith.

“These appointments are another testament to our strong succession planning and depth of talent. With vast industry and institutional knowledge as well as deep relationships across the business and with our customers, Dino and Brodie will bring strong insights to our leadership team as we continue to drive growth across our business,” said Gary Smith, president and CEO of Ciena. “We also look forward to Scott’s contributions in his new role across various operational initiatives as well as through his continuing relationships with the investment community.”

The leadership appointments of DiPerna and Gage will be effective October 27, 2023.

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About Ciena
Ciena (NYSE: CIEN) is a global leader in networking systems, services, and software. We build the most adaptive networks in the industry, enabling customers to anticipate and meet ever-increasing digital demands. For three-plus decades, Ciena has brought our humanity to our relentless pursuit of innovation. Prioritizing collaborative relationships with our customers, partners, and communities, we create flexible, open, and sustainable networks that better serve all users—today and into the future. For updates on Ciena, follow us on LinkedIn, Twitter, the Ciena Insights blog, or visit www.ciena.com.

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